EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE         Contact:  John W. Conlon, Chief Financial Officer
---------------------                   (740) 373-3155
February 13, 2003


                            PEOPLES BANCORP DECLARES
                             FIRST QUARTER DIVIDEND
                  --------------------------------------------

         MARIETTA, Ohio - The Board of Directors of Peoples Bancorp Inc. (Nasdaq: PEBO) today declared a quarterly dividend of $0.15 per share.
         The fourth quarter dividend payout of approximately $1.4 million on an estimated 9.6 million shares is payable April 1, 2003, to shareholders of record at March 14, 2003.
         Peoples Bancorp Inc., a diversified financial products and services company with $1.4 billion in assets, offers a complete line of banking, investment, insurance, and trust solutions through Peoples Bank's 45 sales offices and 30 ATMs in Ohio, West Virginia, and Kentucky. Peoples' common shares are traded on the NASDAQ national market under the symbol "PEBO" and Peoples is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples or enroll in Peoples' award winning Internet banking product, at www.peoplesbancorp.com.


                                 END OF RELEASE